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Federal Home Loan Bank of Chicago
2026 Board of Directors Election Results
October 26, 2026

The Federal Home Loan Bank of Chicago is pleased to announce the results of the 2026 election of Federal Home Loan Bank of Chicago member and independent directors for member institutions in Illinois and Wisconsin. The directors’ 4-year terms will begin on January 1, 2027, and end on December 31, 2030.

Illinois	Members Eligible to Vote	Members Casting Votes	Total Eligible Votes
One Seat	408	133	5,447,854

	Candidate(s)	Votes	FHFA ID
Elected	Betsy A. Johnson Chairman and Chief Executive Officer Solutions Bank Forreston, IL	1,145,596	14503

	Paul Otto Executive VP and CFO First American Bank Elk Grove Village, IL	275,059	11088

	Adam Steinback President Albank NA Chicago, IL	990,034	56,458
	Total Number of Votes Cast	2,410,689

Wisconsin
Once Seat	Mr. Hegenbarth ran unopposed and was declared elected on September 15, 2026.

	Candidate(s)	FHFA ID
Declared Elected	James H. Hegenbarth President and Director Bank CMG Madison, Wisconsin	13014

Independent Director	Members Eligible to Vote	Members Casting Votes	Total Eligible Votes
One Seat (Public Interest)	636	181	9,269,188

	Candidate(s)	Votes
Elected	Kevin L. Newell Founder and CEO Royal Capital Group Milwaukee, Wisconsin	3,453,874

October 26, 2026

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Federal Home Loan Bank of Chicago and its member-stockholders. For your reference, the biographies including the qualifications of the newly elected directors, are located on fhlbc.com.

Sincerely,

/s/ Laura M. Turnquest
Laura M. Turnquest
Executive Vice President, Chief Legal Officer,
General Counsel and Corporate Secretary